As filed with the Securities and Exchange Commission on May 29, 1997

                                                        Registration No. 2-73658
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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

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                        POST-EFFECTIVE AMENDMENT NO. 6 TO
                                    FORM S-3
                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933

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                  PANATECH RESEARCH AND DEVELOPMENT CORPORATION
             (Exact name of Registrant as specified in its charter)


        Nevada                              3499                 95-3615472
(State or other jurisdiction of (Primary Standard Industrial (I.R.S. Employer incorporation or organization) Classification Code Number) Identification No.)

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                                 107 Bauer Drive
                            Oakland, New Jersey 07436
                                 (201) 337-1240
                        (Address, including zip code, and
                     telephone number, including area code,
                  of Registrant's principal executive offices)

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                                  MICHAEL JOYCE
                                 107 Bauer Drive
                            Oakland, New Jersey 07436
                                 (201) 337-1240
                (Name, address, including zip code, and telephone
               number, including area code, of agent for service)

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                                    Copy to:

                               IRA H. POLON, ESQ.
                     Dickstein Shapiro Morin & Oshinsky LLP
                               2101 L Street, N.W.
                             Washington, D.C. 20037
                                 (202) 785-9700

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     This Registration Statement No. 2-73658 (the "Registration Statement") registered an aggregate of 873,700 shares of common stock, par value $.01 per share (the "Shares"), of Panatech Research and Development Corporation (the "Registrant"), issuable upon exercise of the Registrant's Class B Warrants.

     On February 27, 1997, the Registrant became a wholly-owned subsidiary of Fluid Enterprises Corporation following a merger. As a result of the merger, the offering of the Shares has been terminated and, in accordance with Item 512(a)(3) of Regulation S-K under the Securities Act of 1933, as amended, this Post-Effective Amendment No. 6 is being filed to deregister all Shares remaining unsold.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Post-Effective Amendment No. 6 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of St. Louis, State of Missouri, on May 29, 1997.

                                         PANATECH RESEARCH AND DEVELOPMENT
                                          CORPORATION
                                         (Registrant)


                                         By:  /s/ Gregory A. Fox
                                              ---------------------------------
                                              Gregory A. Fox
                                              President

     Pursuant  to  the   requirements  of  the  Securities  Act  of  1933,  this
Post-Effective Amendment No. 6 to the Registration Statement has been signed by the following persons in the capacities indicated on May 29, 1997.

        Signature                   Title and Position
        ---------                   ------------------

     /s/ Gregory A. Fox
------------------------------      President and Director
     Gregory A. Fox                 (Principal executive officer)


     /s/ Francis M. Loveland
------------------------------      Treasurer
     Francis M. Loveland            (Principal financial and accounting officer)


     /s/ Samuel A. Hamacher
------------------------------      Director
     Samuel A. Hamacher


     /s/ Robert W. Hull
------------------------------      Director
     Robert W. Hull


     /s/ James C. Janning
------------------------------      Director
     James C. Janning